In re: Enron Corp.
Case No. 01-16034

EXHIBIT 21b

=======================================================================================================================
        NAME AND ADDRESS                         TITLE                          NATURE AND PERCENTAGE OF STOCK
                                                                                          OWNERSHIP
-----------------------------------------------------------------------------------------------------------------------

       Enron Equity Corp.                    Current Owner                                 100.00%
                                                                                  Perpetual Second Preferred

    Enron Corp. Savings Plan                 Current Owner                                  6.15%
                                                                           Cumulative Second Preferred Convertible

       Robert A. Belfer                      Current Owner                                  17.55%
                                                                           Cumulative Second Preferred Convertible

  Mr. and Mrs. Lawrence Ruben                Current Owner                                  23.33%
                                                                           Cumulative Second Preferred Convertible

     Preferred Voting Trust                  Current Owner                                   100%
                                                                               Single Reset Preferred Series C

       Condor Share Trust                    Current Owner                                   100%
                                                                         Mandatorily Conv. Junior Preferred, Series B

        Robert A. Belfer                        Director                                   See Note

      Norman P. Blake, Jr.                      Director                                   See Note

         Ronnie C. Chan                         Director                                   See Note

         John H. Duncan                         Director                                   See Note

    Paulo V. Ferraz Pereira                     Director                                   See Note

     Wendy L. Gramm, Ph.D.                      Director                                   See Note

   Robert K. Jaedicke, Ph.D.                    Director                                   See Note

        Kenneth L. Lay                   Director, Chairman and                            See Note
                                         Chief Executive Officer

   Charles A. LeMaistre, M.D.                   Director                                   See Note

     John Mendelsohn, M.D.                      Director                                   See Note

     William C. Powers, Jr.                     Director                                   See Note

          Frank Savage                          Director                                   See Note

       Raymond S. Troubh                        Director                                   See Note

          John Wakeham                          Director                                   See Note

 Herbert S. Winokur, Jr. Ph.D.                  Director                                   See Note

        Mark A. Frevert                      Vice Chairman                                 See Note

      Lawrence G. Whalley         President and Chief Operating Officer                    See Note

     Raymond M. Bowen, Jr.             Executive Vice President,                           See Note
                                         Finance and Treasurer

         Richard B. Buy                 Executive Vice President                           See Note
                                         and Chief Risk Officer

       Richard A. Causey                Executive Vice President                           See Note
                                     and Chief Accounting Officer

     James V. Derrick, Jr.            Executive Vice President and                         See Note
                                           General Counsel

         Steven J. Kean            Executive Vice President and Chief of                   See Note
                                                 Staff

         Mark E. Koenig                Executive Vice President,                           See Note
                                          Investor Relations

        Jeffrey McMahon               Executive Vice President and                         See Note
                                         Chief Financial Officer

          J. Mark Metts                 Executive Vice President,                          See Note
                                          Corporate Development

         Cindy K. Olson                Executive Vice President,                           See Note
                                     Human Resources and Community
                                               Relations

        Robert H. Butts              Managing Director, Controller                         See Note

     Timothy M. Detmering                  Managing Director,                              See Note
                                        Corporate Development

    Jeffrey M. Donahue, Jr.                Managing Director,                              See Note
                                        Corporate Development

       Robert J. Hermann                  Managing Director and                            See Note
                                          General Tax Counsel

        Tod A. Lindholm                    Managing Director,                              See Note
                                 Assurance Service and IT Compliance

        Paula H. Rieker                    Managing Director,                              See Note
                                 Board Communications and Secretary

       Richard S. Shapiro                  Managing Director,                              See Note
                                           Government Affairs

         Frank Stabler                     Managing Director,                              See Note
                                          Asset Monetization

       Mitchell S. Taylor                  Managing Director,                              See Note
                                         Corporate Development

      Robert H. Walls, Jr.               Managing Director and                             See Note
                                         Deputy General Counsel

       Rebecca C. Carter                 Senior Vice President                             See Note
-----------------------------------------------------------------------------------------------------------------------
Note: Officer/Director does not own more than 5% of the voting or equity securities
=======================================================================================================================